Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated November 22, 2019, except for Notes 8 and 17, to which the date is November 23, 2020, relating to the consolidated financial statements of i3 Verticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ BDO USA, LLP

Nashville, Tennessee
February 14, 2022